•MESTEK, INC.

   260 North Elm Street
Westfield, MA 01085
(413) 568-9571
www.mestek.com

Contact: John E. Reed

Westfield, Massachusetts (413) 568-9571
April 15, 2004

Mestek today reported its full year and fourth quarter 2003 results of operations:

MESTEK INC. (MCC)		EARNINGS DIGEST
Twelve months ended December 31:
	2003	2002
Revenues from continuing operations	$ 366,513,000	$ 373,874,000
Net income before unusual items (Non-GAAP Financial Measure)	8,553,000	10,118,000
Less Environmental Litigation/Remediation charges (net of tax)	(34,882,000)	(11,189,000)
Less Plant Shutdown and Other Restructuring charges (net of tax)	(3,405,000)	--
Less Subsidiary Bankruptcy Professional Fees (net of tax)	(3,876,000)	--
Less Goodwill Impairment charges (net of tax)	(9,555,000)	(29,334,000)
Net loss (GAAP Financial Measure)	($ 43,165,000)	($ 30,405,000)
Basic and Diluted earnings (loss) per share:
Net income before unusual items (Non-GAAP Financial Measure)	$0.98	$1.16
Less Environmental Litigation/Remediation charges (net of tax)	(4.00)	(1.28)
Less Plant Shutdown and Other Restructuring charges (net of tax)	(0.39)	--
Less Subsidiary Bankruptcy Professional Fees (net of tax)	(0.44)	--
Less Goodwill Impairment charges (net of tax)	(1.10)	(3.36)
Net loss (GAAP Financial Measure)	($4.95)	($3.48)

Three months ended December 31:	2003	2002

Revenues from continuing operations	$96,140,000	$98,878,000
Net income before unusual items (Non-GAAP Financial Measure)	2,730,000	4,366,000
Less Environmental Litigation/Remediation charges (net of tax)	(13,112,000)	(4,356,000)
Less Plant Shutdown and Other Restructuring charges (net of tax)	(2,837,000)	---
Less Subsidiary Bankruptcy Professional Fees (net of tax)	(2,252,000)	---
Less Goodwill Impairment charges (net of tax)	(9,555,000)	---
Net Income (loss) (GAAP Financial Measure)	($25,026,000)	$10,000
Basic and Diluted earnings (loss) per share:
Net income before unusual items (Non-GAAP Financial Measure)	$0.31	$0.50
Less Environmental Litigation/Remediation charges (net of tax)	(1.50)	(.50)
Less Plant Shutdown and Other Restructuring charges (net of tax)	(0.33)	---
Less Subsidiary Bankruptcy Professional Fees (net of tax)	(0.25)	---
Less Goodwill Impairment charges (net of tax)	(1.10)	---
Net income (loss) (GAAP Financial Measure)	($2.87)	$0.00

John E Reed, Chairman and CEO, indicated as follows:

Revenues and Net income before unusual items (a Non GAAP financial measure) for the year ended December 31, 2003 were reduced reflecting ongoing softness in the machine tool industry in which the Company’s Metal Forming segment operates and final year operating losses at certain HVAC (heating, ventilating, air-conditioning) units which were closed and consolidated into other locations in 2003. The Company nonetheless continued various product development and market development initiatives in 2003 which it believes will prove foresighted as the machine tool and HVAC industries continue their recoveries in 2004. For these reasons, management is optimistic about projected 2004 operating results.

Net Income Before Unusual Items (a Non-GAAP Financial Measure) for the year ended December 2003 represents the Company’s after tax earnings exclusive of items which the Company believes are unusual in nature. Management believes that the unusual items identified, while not necessarily “nonrecurring,” are sufficiently anomalous to warrant the presentation of a separate financial measure which allows investors to evaluate the Company’s performance exclusive of these items. The unusual items consist of (1) Environmental Litigation and Remediation charges incurred in 2003 and 2002 relating to a release of pollutants by the Company’s Met-Coil subsidiary prior to the Company’s acquisition of that subsidiary in 2000, (2) professional fees related to Met-Coil’s related ongoing Chapter 11 bankruptcy reorganization process (3) Goodwill impairment charges related to the metal forming segment in which Met-coil operates and (4) Plant Shutdown charges associated with the closure of manufacturing facilities in Bishopville, South Carolina (King National) and Scranton, Pennsylvania (Anemostat)

The Chapter 11 bankruptcy reorganization process undertaken by the Company’s Met-Coil subsidiary in August of 2003 is aimed at resolving the underlying environmental litigation matters on a global basis. Assuming the Reorganization Plan submitted to the Bankruptcy court is confirmed on a timely basis, the Company presently expects (based on the current state of various negotiations) that Met-Coil will emerge from Chapter 11 intact and successfully reorganized in the latter part of 2004.

Cautionary Statement Regarding Forward-Looking Information and Related Matters

Bankruptcy law does not permit solicitation of acceptances of the Plan of Reorganization until the Court approves the applicable Disclosure Statement relating to the Plan of Reorganization as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor’s books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan of Reorganization. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. Met-Coil will emerge from Chapter 11 if and when the Plan receives the requisite creditor approvals and is confirmed by the Bankruptcy Court.

Statements made by Mestek which address activities, events or developments that we expect or anticipate may occur in the future, including certain of the information contained in the Plan of Reorganization and Disclosure Statement, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks and uncertainties, including, but not limited to, Met-Coil’s having filed for bankruptcy and factors relating to Mestek’s operations and the business environment in which Mestek operates, which may cause the actual results of Mestek to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include those set forth in Mestek’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, or in other filings made, from time to time, by Mestek with the Securities and Exchange Commission. The forward-looking statements speak only as of the date when made and Mestek does not undertake to update such statements.